EXHIBIT 99.1

7961 Shaffer Parkway Suite 5 Littleton, CO 80127 Phone: 720-981-1185 Fax: 720-981-1186	Trading Symbol: VGZ Toronto and NYSE MKT Stock Exchanges

________________ NEWS _______________

VISTA GOLD CORP. ANNOUNCES THE CLOSING OF THE SALE OF THE LOS CARDONES PROJECT

Denver, Colorado, October 18, 2013 - Vista Gold Corp. ("Vista" or the "Company") (NYSE MKT and TSX: VGZ) announced the closing of its previously announced sale of the Los Cardones gold project in Baja California Sur, Mexico, to the Invecture Group ("Invecture") and RPG Structured Finance S.à r.l. (together with Invecture (the "Purchasers")) for US$13 million.

As previously announced, Vista agreed to sell 100% of its debt and equity participation in the Los Cardones gold project to the Purchasers for US$13 million (US$7 million of which was paid today and US$6 million of which is due by January 30, 2014).  The Purchasers have the option to elect, in their discretion, not to make the second payment of US$6 million, in which case, Vista will retain the US$7 million received today and the project will be returned to Vista.

About Vista Gold Corp.

Vista is a gold company currently conducting a strategic review of its portfolio of gold assets, and is focused on advancing its flagship Mt. Todd gold project in Northern Territory, Australia. Vista's portfolio of assets also includes a 24.9 % holding in Midas Gold Corp., the Guadalupe de los Reyes gold/silver project in Mexico (a preliminary economic assessment was completed in March 2013), the Awak Mas gold project in Indonesia (One Asia Resources Ltd. working to earn an 80% interest), the Long Valley gold project in California and a royalty on the Amayapampa gold project in Bolivia (being advanced by LionGold Corp Ltd.). For more information about our projects, including technical studies and resource estimates, please visit our website at www.vistagold.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as, receiving the US$6 million payment from the Purchasers, and other such matters are forward-looking statements and forward-looking information. The material factors and assumptions used to develop the forward-looking statements and forward-looking information contained in this press release include the following:  mineral reserve estimates, terms and conditions of our agreements with contractors and our approved business plans, management's assessment of potential transactions and strategic options, and the Company's ability to cut costs and improve liquidity.  When used in this press release, the words "optimistic," "potential," "indicate," "expect," "intend," "plans," "hopes," "believe," "may," "will," "if," "anticipate," and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, reliance on the Purchasers to complete their obligations under its agreements with Vista; uncertainty of resource and reserve estimates; estimates of results based on such resource and reserve estimates; risks relating to completing metallurgical testing; risks relating to cost increases for capital and operating costs;  risks related to the timing and the ability to obtain the necessary permits; risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on Vista's operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; as well as those factors discussed under the headings "Note Regarding Forward-Looking Statements" and "Risk Factors" in Vista's Annual Report Form 10-K as filed on March 14, 2013 and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, Vista assumes no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.

For further information, please contact Connie Martinez at (720) 981-1185, or visit the Company’s website at www.vistagold.com.